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                                                                    EXHIBIT 99.5

FIRST AMENDMENT TO REVOLVING LOAN AGREEMENT

       This Amendment to Revolving Loan Agreement ("Amendment") is made this 26th day of February, 1999 by and between (i) KARRINGTON OPERATING COMPANY, INC., an Ohio corporation ("Borrower"), with an address at 919 Old Henderson Road, Columbus, Ohio 43220, (ii) KARRINGTON HEALTH, INC., an Ohio Corporation ("Guarantor"), with an address at 919 Old Henderson Road, Columbus, Ohio 43220, and (iii) SUNRISE ASSISTED LIVING, INC., a Delaware corporation ("Lender"), with an address of 9401 Lee Highway, Suite 300, Fairfax, Virginia 22031.

                                    RECITALS:

       A. Lender made a revolving line of credit loan ("Loan") to Borrower in the maximum amount of Ten Million Dollars ($10,000,000), pursuant to that certain Revolving Loan Agreement dated November 6, 1998 by and between Borrower and Lender (the "Loan Agreement"). The Loan is evidenced by that certain Promissory Note dated November 6, 1998, executed by Borrower and payable to Lender in the original principal amount of Ten Million Dollars ($10,000,000), or so much thereof as shall have been advanced or readvanced to or for the account of Borrower and remain unpaid pursuant to the Loan Agreement. Pursuant to that certain First Allonge and Modification to Promissory Note ("First Allonge") made of even date herewith by Borrower, Borrower increased the principal amount of the Promissory Note from Ten Million Dollars ($10,000,000) to Sixteen Million Five Hundred Thousand Dollars ($16,500,000). The Promissory Note, as amended and modified by the First Allonge, is referred to herein as the "Note."

       B. The Note is secured by, among other security, any and all mortgages, deeds of trust, security agreements, assignments and lien instruments (collectively, the "Security Instruments") executed by Borrower in favor of Lender pertaining to and securing the Note, including those executed of even date with the Note, and those executed prior to and after execution of the Note, encumbering Borrower's interest in those certain parcels of real property described in the Security Instruments (collectively, the "Original Collateral").

       C. The Loan is further evidenced and secured by a certain Agreement of Unconditional Guaranty dated November 6, 1998, made by Karrington Health, Inc., an Ohio corporation, to Lender ("Guaranty"). The Note, Security Instruments, Guaranty, Loan Agreement and all other documents evidencing or pertaining to the Loan are referred to herein as the "Loan Documents."

       D. The Original Collateral is subject to the first priority liens of the Security Instruments and there exist no junior or other liens affecting the Original Collateral.



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       E. Borrower is the contract purchaser under that certain Real Estate
Purchase Contract dated May 12, 1997 (the "Naperville Purchase Contract") between the Borrower and Central DuPage Health System, an Illinois not-for-profit corporation, as seller. Pursuant to the Naperville Purchase Contract, as amended and extended, the Borrower is required to close on the purchase (the "Naperville Purchase") of certain real estate located at Ogden Avenue and Mill Street, Naperville, Illinois, consisting of approximately 4.14 acres, more or less, as more particularly described in Exhibit A thereto (the "Naperville Property"), said closing to occur not later than Friday, February 26, 1999, for a total purchase price of One Million Five Hundred Thousand Dollars ($1,500,000).

       F. Borrower has applied to Lender for an increase in the Loan for general corporate purposes and to finance the acquisition of the Naperville Property; Lender has agreed to said increase in accordance with the terms and conditions of this Amendment and the Note.

       G. In conjunction with the Naperville Purchase, and in consideration of the Loan increase made hereby, Borrower has agreed to grant, and Lender has agreed to accept, a security interest in the Naperville Property as provided in that certain Mortgage of even date herewith, by and between Borrower, as Mortgagor, and Lender, as Mortgagee, covering and affecting the Naperville Property.

       H. All capitalized terms used but not defined herein shall have the meaning given to such terms in the Loan Agreement.

       NOW, THEREFORE, in consideration of the foregoing, the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Loan Agreement and other Loan Documents as follows:

       1. Representations Accurate. Borrower represents and warrants that the foregoing Recitals are true and accurate.

       2. Principal Balance Verified. Borrower and Lender agree that as of February 25, 1999 (that is, immediately prior to Draw #6 intended to be disbursed on the date hereof) the total amount advanced under the Loan was Ten Million Three Thousand Two Hundred Forty-Seven and 00/100 Dollars ($10,003,247.00). Borrower confirms its absolute and unconditional obligation to make all payments and to perform its other obligations pursuant to the Note, the Loan Agreement, and the other Loan Documents, all as amended hereby, including its obligation to repay advances in excess of the stated principal amount of the Note prior to the First Allonge.

       3. Continuance of Security Interest. The repayment of the Note and performance of all the Borrower's other obligations to the Lender under the Loan Agreement is secured and shall continue to be secured, inter alia, by the Loan Documents, as such documents are amended hereby.



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       4. Increase in Loan. Borrower and Lender agree that the maximum amount of the Loan shall be increased from $10,000,000 to $16,500,000. The definition of "Loan," as set forth on page 5 of the Loan Agreement and as used throughout the Loan Agreement shall be modified to mean "the Loan in the maximum principal amount outstanding at any time of $16,500,000 made by Lender to Borrower pursuant to this Agreement."

       5. Commitment Fee. Borrower shall pay or cause to be paid to Lender, at the closing of the increase in the Loan contemplated hereby, a non-refundable commitment fee equal to the sum of One Hundred Thirty Thousand Dollars ($130,000). All other fees shall remain in effect and continue as set forth in Paragraph 2.4 of the Loan Agreement.

       6. Reaffirmation of Guaranty. Karrington Health, Inc., an Ohio corporation ("Guarantor"), by signature below as such, for a valuable consideration, the receipt and adequacy of which are hereby acknowledged, hereby consents to and joins in this Amendment and hereby declares to and agrees with the Lender that the Agreement of Unconditional Guaranty dated November 6, 1998, made by Guarantor to Lender is and shall continue in full force and effect for the benefit of Lender with respect to all Loan Obligations, as amended by this Amendment; that there are no offsets, claims, counterclaims, crossclaims or defenses of Guarantor with respect to the Guaranty nor, to Guarantor's knowledge, with respect to the Loan Obligations; that the Guaranty is not released, diminished or impaired in any way by this Amendment or the transactions contemplated hereby, and that the Guaranty is hereby ratified and confirmed in all respects. Guarantor hereby reaffirms all the representations and warranties set forth in the Guaranty. Guarantor acknowledges that without its consent and reaffirmation as set forth in this Amendment, Lender would not execute this Amendment or otherwise consent to its terms.

       7. Ratification. The Loan Documents are hereby modified to be consistent with this Amendment, and in the event of any inconsistency, the provisions of this Amendment shall prevail and control. Borrower and Guarantor hereby ratify and confirm the Loan Documents as hereby amended and all Borrower's and Guarantor's representations, warranties, covenants, negative covenants, duties and liabilities thereunder, and agree that as hereby modified, the Loan Agreement, the Note, the Security Instruments and the other Loan Documents are, and continue to be, in full force and effect and are enforceable in accordance with their respective terms. This Amendment is secured by the Security Instruments and other Loan Documents, as amended hereby.

       8. Continuing Obligations. Borrower and Guarantor each acknowledge and stipulate that the Loan Agreement, the Note, the Guaranty, and all other Loan Documents executed in connection therewith by Borrower and Guarantor, together with any and all renewals, extensions and modifications thereof are and remain legal, valid and binding obligations of Borrower and Guarantor and are enforceable against Borrower and



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Guarantor in accordance with the terms thereof, except as expressly modified herein; and that all the obligations evidenced thereby are owing and payable without defense, offset, or counterclaim.

       9. No Waiver. Execution of this Amendment by Lender shall be without prejudice to Lender's rights at any time in the future to exercise any and all rights conferred upon it by any of the Loan Documents in accordance with their original terms as hereby amended. Neither this Amendment nor any provision hereof or of any other documents modifying the Loan Documents shall constitute, or shall be construed to constitute, a waiver of any default by Borrower or any right or remedy of Lender under the Note, the Loan Agreement, the Guaranty or any other Loan Documents subsequent to the date hereof. Any failure by Lender at any point in time during the term of the Loan Agreement, as amended hereby to insist upon strict and timely compliance with the terms and provisions of the Loan Agreement and the other Loan Documents, as amended hereby, shall not be deemed a waiver either expressly or impliedly by Lender of any of its rights under any such documents, nor shall the same excuse Borrower's or Guarantor's obligation to strictly and timely perform their obligations hereunder and thereunder.

       10. Release. Borrower, by execution of this Amendment, hereby declares that as of the date hereof, it has no claim, set-off, counterclaim, defense, or other cause of action against Lender including, but not limited to, a defense of usury, any claim or cause of action at common law, in equity, statutory or otherwise, in contract or in tort. Further, to the extent that any such set-off, counterclaim, defense, or other cause of action may exist or might hereafter arise based on facts known or unknown which exist as of the date hereof, such set-off, counterclaim, defense and other cause of action is hereby expressly and knowingly waived and released by Borrower.

       11. Condition to Further Funding. Immediately after the execution and delivery of this amendment, Lender will fund One Million Four Hundred Two Thousand Nine Hundred Thirty-Five and 00/100 Dollars ($1,402,935.00) in order to enable Borrower to close on the Naperville Purchase. Any further funding of the Loan shall be expressly conditioned upon the execution of an amendment to the merger agreement between Borrower and Lender which is acceptable to Lender.

       12. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

       13. Applicable Law. The validity and effect of this Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.




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       14. Modifications; Severability. There are and were no oral or written representations, warranties, understandings, stipulations, agreements, or promises made by any party, or by any agent, employee, or other representative of any party, pertaining to the subject matter of this Amendment which have not been incorporated into this Amendment. This Amendment shall not be modified, changed, terminated, amended, superseded, waived, or extended except by a written instrument executed by the parties hereto. If any term, covenant, or condition of this Amendment is held to be invalid, illegal, or unenforceable as to a particular person, entity, or situation, this Amendment shall be construed and enforced without such provision, but will be otherwise enforced to the fullest extent permitted by law as to such person, entity, or situation, and this Amendment will also be enforced to the fullest extent permitted by law as to any other person, entity, or situation.

       15. Binding Effect. This Amendment shall be binding on and inure to the benefit of the parties and their respective successors, and assigns.

       16. Warranties and Representations of Borrower. Borrower and Guarantor hereby warrant and represent to the Lender that:

       (a) the person or persons executing this Amendment on behalf of Borrower and Guarantor have full authority to execute this Amendment on behalf of Borrower and Guarantor and to bind Borrower and Guarantor thereby; and

       (b) the execution, delivery and performance by Borrower and Guarantor of this Amendment, the Loan Agreement, the Note and the other Loan Documents, as amended as of the date hereof, have been duly and validly authorized and all consents and approvals which are necessary for authorization, binding effect, performance, and enforceability of this Amendment, the Loan Agreement, the Note, the Guaranty and the Loan Documents have been received.



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       IN WITNESS WHEREOF, the parties have executed this Amendment under seal on the date first written above.

WITNESS:                              BORROWER:

                                      KARRINGTON OPERATING COMPANY, INC.,
                                      an Ohio corporation

/s/ Amy S. Maxwell                    By:  /s/ Richard R. Slager
------------------                       --------------------------------------
                                      Name: Richard R. Slager
                                           ------------------------------------
                                      Title: Chief Executive Officer
                                            -----------------------------------

                                      GUARANTOR:

                                      KARRINGTON HEALTH, INC., an Ohio
                                      corporation

/s/ Amy S. Maxwell                    By: /s/ Richard R. Slager
------------------                       --------------------------------------
                                      Name: Richard R. Slager
                                           ------------------------------------
                                      Title: Chief Executive Officer
                                            -----------------------------------

                                      LENDER:

                                      SUNRISE ASSISTED LIVING, INC., a Delaware
                                      Corporation

/s/ Susan L. Timoner                  By:  /s/ Thomas B. Newell
--------------------                     --------------------------------------
                                      Name: Thomas B. Newell
                                           ------------------------------------
                                      Title: Executive Vice President
                                            -----------------------------------




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STATE OF OHIO     )
                  ) ss:
COUNTY OF FRANKLIN)

       I, Amy s. Maxwell, a notary public in and for the jurisdiction aforesaid, do hereby certify that Richard R. Slager, who is personally well known to me as the Chief Executive Officer of Borrower in the foregoing Amendment to Revolving Loan Agreement, bearing date on the 26th day of February, 1999, and hereto annexed, personally appeared before me in said jurisdiction and as the Chief Executive Officer of Borrower as aforesaid, and by virtue of the power vested in him by said Karrington Operating Company, Inc., acknowledged the same to be the act and deed of Karrington Operating Company, Inc., the Borrower herein, and delivered the same as such.

       Given under my hand and seal this 26th day of February, 1999.

                                             /s/ Amy S. Maxwell
                                             -----------------------
                                             Notary Public

[Notarial Seal]                   My commission expires: 9/29/99
                                                         -----------

STATE OF OHIO         )
                      ) ss:
COUNTY OF FRANKLIN    )

       I, Amy S. Maxwell, a notary public in and for the jurisdiction aforesaid, do hereby certify that Richard R. Slager, who is personally well known to me as the Chief Executive Officer of Guarantor in the foregoing Amendment to Revolving Loan Agreement, bearing date on the 26th day of February, 1999, and hereto annexed, personally appeared before me in said jurisdiction and as the Chief Executive Officer of Guarantor as aforesaid, and by virtue of the power vested in him by said Karrington Health, Inc., acknowledged the same to be the act and deed of Karrington Health, Inc., the Guarantor herein, and delivered the same as such.

       Given under my hand and seal this 26th day of February, 1999.

                                             /s/ Amy S. Maxwell
                                             -----------------------
                                             Notary Public

[Notarial Seal]                 My commission expires: 9/29/99
                                                      --------------



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COMMONWEALTH OF VIRGINIA )
                         ) ss:
COUNTY OF FAIRFAX        )

       I, Susan L. Timoner, a notary public in and for the jurisdiction aforesaid, do hereby certify that Thomas B. Newell, who is personally well known to me as the Executive Vice President of Lender in the foregoing Amendment to Revolving Loan Agreement, bearing date on the 26th day of February, 1999, and hereto annexed, personally appeared before me in said jurisdiction and as the Executive Vice President of Lender as aforesaid, and by virtue of the power vested in him by said Sunrise Assisted Living, Inc., acknowledged the same to be the act and deed of Sunrise Assisted Living, Inc., the Lender herein, and delivered the same as such.

       Given under my hand and seal this 26th day of February, 1999.

                                             /s/ Susan L. Timoner
                                             -----------------------
                                             Notary Public

[Notarial Seal]              My commission expires: 8/31/99
                                                   -----------------


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